Commonwealth of Pennsylvania

Department of State

To All To Whom These Presents Shall Come, Greeting:

Whereas, *In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a*

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

Whereas, *The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by*

F. & B. WOODENWARE COMPANY
changing name to
ASSOCIATED HARDWARE SUPPLY COMPANY

Therefore, Know Ye, *That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.*

Given *under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this* 8th *day of* May *in the year of our Lord one thousand nine hundred and* fifty-six *and of the Commonwealth the one hundred and* eightieth.

Henry E. Harner
Secretary of the Commonwealth

3-1-68.34 1363

Commonwealth of Pennsylvania

Department of State
Office of the
Secretary of the Commonwealth

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

WHEREAS, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment and restatement of the Articles of Incorporation in their entirety of a business corporation organized under or subject to the provisions of that Law; and

WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

ASSOCIATED HARDWARE SUPPLY COMPANY
Name changed to
ACTION INDUSTRIES, INC.

HENCEFORTH, The "Articles," as defined in Article I of the Business Corporation Law, shall not include any prior documents;

THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 31st day of October, in the year of our Lord, one thousand nine hundred and sixty-eight, and of the Commonwealth, the one hundred and ninety-third.

Secretary of the Commonwealth

DSCB-257 (5-65)

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ACTION INDUSTRIES, INC.

These Amended and Restated Articles supersede the original articles and all amendments therto.

ARTICLE I - NAME

The name of the Corporation is SkyFrames Communications, Inc.

ARTICLE II - DURATION

The duration of the corporation is perpetual.

ARTICLE III - PURPOSES

The purpose for which this corporation is organized is to engage in any lawful business or activity for which corporations may be organized under Pennsylvania law.

ARTICLE IV - STOCK

The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.001 per share. All Common Stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.

ARTICLE V - AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote or written consent of a majority of the shares entitled to vote on each such amendment. Any action which may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Additionally, these Articles may be amended to the fullest extent and the quickest manner allowed by the corporate statutes of the State of Pennsylvania.

ARTICLE VI - SHAREHOLDER RIGHTS

The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - REGISTERED OFFICE AND AGENT

The address of the Registered Office in the State of Pennsylvania shall be such Agent and such address as selected by the Board of Directors.

ARTICLE VIII - DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Pennsylvania Statutes provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

ARTICLE IX
COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this Corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director of directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE X
LIABILITY OF DIRECTORS AND OFFICERS

No director of officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

Dated this 18th day of December, 2006.

Wayne Mower

Wayne Mower, President and Secretary

VERIFICATION

STATE OF UTAH)
: ss.
COUNTY OF SALT LAKE)

The undersigned, being first duly sworn, deposes and states: that the undersigned is the President and Secretary of Action Industries, Inc., that the undersigned has read the Amended and Restated Articles of Incorporation and knows the contents thereof and that the same contains a truthful statement of the Amended and Restated Articles duly adopted by the stockholders of the Corporation.

Wayne Mower

Wayne Mower President and Secretary

STATE OF UTAH)
: ss.
COUNTY OF SALT LAKE)

On this _____ day of December, 2006, personally appeared before me, Wayne Mower as President and Secretary of Action Industries, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proved on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and have taken an oath or affirmation before me duly attesting to the truthfulness of its contents.

NOTARY PUBLIC
STATE OF UTAH
My Commission Expires
February 27, 2007
ELAINE H. ROSENBERGER

NOTARY PUBLIC

My Commission Expires:

2/27/07

Entity # 115592
Date Filed: 05/14/2007
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

[✓] Business Corporation (§ 1915)
[ ] Nonprofit Corporation (§ 5915)

Name: SkyFrames Communications, Inc.		
Address: 4766 Holladay Blvd		
City: Holladay,	State: Utah	Zip Code: 84117

Document will be returned to the name and address you enter to the left. ⇐

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: SkyFrames Communications, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street | City | State | Zip | County

(b) Name of Commercial Registered Office Provider | County
c/o CT Corporation System | Philadelphia

3. The statute by or under which it was incorporated: Business Corporation Laws, P.L. 364 as amended

4. The date of its incorporation: May 8, 1946

5. *Check, and if appropriate complete, one of the following:*

[✓] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

[ ] The amendment shall be effective on: ____________ at ____________
Date Hour

Commonwealth of Pennsylvania
ARTICLES OF AMENDMENT-BUSINESS 3 Page(s)

PA. DEPT. OF STATE
2007 MAY 14 PM 2:04

T0713511100

6. *Check one of the following:*

☑ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

☑ The amendment adopted by the corporation, set forth in full, is as follows

The name of the Corporation is: Princeton Holdings, Inc.
Registered Agent change to % CT Corporation System County of: Philadelphia

☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

28th day of February,

2007.

SkyFrames Communications, Inc.
Name of Corporation

[signature]
Signature

President
Title

Date Filed: 07/16/2007
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name: Nathan W. Drage, P.C.		
Address: 4766 Holladay Blvd		
City: Holladay,	State: Utah	Zip Code: 84117

Document will be returned to the name and address you enter to the left.
⇐

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
Princeton Holdings, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider: c/o CT Corporation System
County: Philadelphia

3. The statute by or under which it was incorporated: Business Corporation Laws, P.L. 364 as amended

4. The date of its incorporation: May 8, 1946

5. *Check, and if appropriate complete, one of the following:*

☑ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: ______________ at ______________
Date Hour

Commonwealth of Pennsylvania
ARTICLES OF AMENDMENT-BUSINESS 5 Page(s)

PA DEPT OF STATE

DSCB:15-1915/5915-2

6. *Check one of the following:*

☑ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

☑ The amendment adopted by the corporation, set forth in full, is as follows

The name of the Corporation is: Axiom Management, Inc.

☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

9th day of July,

2007.

Princeton Holdings, Inc.
Name of Corporation

[signature]
Signature

President
Title